UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2013

Gold Hill Resources, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53627	88-0492010
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3751 Seneca Ave., Pahrump, NV		89048
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (775)-751-6931

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Gold Hill Resources, Inc. (“Gold Hill”), and Accurate Locators, an Oregon corporation (“Accurate”), (collectively, Gold Hill and the Accurate are referred to herein as the “Companies”) to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Companies, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. The actual results of the Companies could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, Gold Hill undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2013, Gold Hill entered into an Agreement and Plan of Merger (“Merger Agreement”) with AL Merger Corporation, an Oregon corporation and wholly-owned subsidiary of Gold Hill (“AL MergerCo”), Accurate and Wayne Good (“Good” and together with Accurate, the “Good Parties”).

Under the Merger Agreement, if all conditions are satisfied or waived: (a) Gold Hill will effect the acquisition of the Accurate by Gold Hill through the statutory merger of AL MergerCo with and into Accurate in accordance with the Merger Agreement and the Oregon General Corporation Law, upon the consummation of which AL MergerCo will cease to exist as a separate entity and Accurate will survive as a wholly-owned subsidiary of Gold Hill; (b) holders of the outstanding capital stock of Accurate will receive an aggregate of 29,732,000 shares of Gold Hill’s Common Stock in accordance with the exchange ratio for the Merger and holders of the outstanding capital stock of Accurate will receive no consideration for their shares in the Merger; and (c) immediately after such transactions (and the consummation of the transactions contemplated under the Assignment and License Agreement described below) approximately 95% of the beneficial ownership of Gold Hill shares (on a fully-diluted basis) will be owned by Good and the former holders of the outstanding capital stock of Accurate (the “Merger”). Upon consummation of the Merger, the combined entity will be solely engaged in the Accurate’ business, Wayne Good will become the Chief Executive Officer of Gold Hill and at a future date will become a member of Gold Hill’s board of directors.

The Merger Agreement is included as Exhibit 2.1 to this Current Report and is the legal document that governs the Merger and the other transactions contemplated by the Merger Agreement. The discussion of the Merger Agreement set forth herein is qualified in its entirety by reference to Exhibit 2.1.

On May 31, 2013, Gold Hill also entered into an Assignment and License Agreement with Good pursuant to which Good will, as of the effective time of the Merger, contribute certain intellectual property and related rights which are currently owned by him to Gold Hill, license to Gold Hill, and assign to Gold Hill all shares of the capital stock of Imaging Locators and Micro Gold Claims by Murphy Creek, Oregon and GHR Claims by Pahrump, Nevada (“Claims”). The Assignment and License Agreement is included as Exhibits 10.1, to this Current Report and the discussion of such documents set forth herein is qualified in its entirety by reference to Exhibits 10.1, as applicable.

In the Merger Agreement, the Good and Gold Hill have each made standard and customary representations and warranties to each other, and standard covenants regarding the conduct of their respective operations pending the closing of the Merger. The Companies’ obligations to consummate the Merger are subject to certain conditions, any of which may be waived.

Conditions to either side closing include, without limitation:

·	The other party(ies) confirming the truth of its/their representations and warranties contained in the Merger Agreement in all material respects as of the date of the Merger;

·	The other party(ies) having performed in all material respects all obligations required to be performed by it/them prior to the date of the Merger;

·	The other party(ies) shall have obtained all consents to the Merger required in connection with the Merger from government agencies and other third parties;

·	There shall not be pending or threatened (with a reasonable likelihood of success if brought other than by a governmental entity) any litigation or proceeding challenging the Merger;

·	Since the date of the Merger Agreement, there shall have been no event(s) that could reasonably be expected to have a material adverse effect on the other party(ies);

·	Gold Hill shall have obtained a directors and officers liability policy covering its officers and directors providing at least $1 million of coverage;

·	No party shall be subject to any order, decree or injunction of a court that would delay or prevent total completion of the Merger; and

Gold Hill’s obligation to close the Merger will be subject to the further conditions that, without limitation:

·	Gold Hill shall have satisfactorily completed its due diligence investigation;

·	Gold Hill shall have received an opinion of counsel from Accurate in a form satisfactory to Gold Hill;

·	Accurate shall have delivered finally approved audited financial statements for Accurate; and

The foregoing closing conditions may not be achieved or waived, in which even the Merger may not be consummated. Gold Hill and Accurate have each agreed to continue to operate their business in the ordinary course prior to the closing of the Merger.

The Merger Agreement may be terminated as follows: (i) by mutual consent, (ii) by either Gold Hill or Good if any governmental entity shall have issued an order or taken any other action permanently enjoining or prohibiting the Merger, and such order shall have become final and nonappealable, (iii) by either Gold Hill or Good if an event having a material adverse effect on the other shall have occurred, or (iv) by either Gold Hill or the Good if the other is in material breach of any representation, warranty, covenant or agreement.

The directors of Gold Hill have approved the Merger Agreement and the transactions contemplated thereunder. The directors of the Accurate have approved the Merger Agreement and the transactions contemplated thereunder.

Business of Gold Hill

Gold Hill has not generated revenues from its planned principal operations and is considered a development stage company as that term is defined by Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities. Gold Hill is currently a shell company with nominal assets.

Business of Accurate

Accurate manufactures and distributes various ground penetrating radar, induced polarization, pulse induction and 3-D imaging systems, blanket antenna technology and customized electromagnetic sensors. Accurate’s line of products are used by mining exploration companies, treasure hunters, engineering, construction and underground utility companies.

Accurate has amassed a database of over 30,000 clients worldwide. We have established a strong management team that has been actively pursuing acquiring mining properties in parallel with our mining detection technology business. While Accurate’ management believes that Accurate has the opportunity to be successful in the mining exploration and technology industry, there can be no assurance that the Accurate will be successful in accomplishing their business initiatives, or that they will be able to achieve any significant levels of revenues, or recognize net income, from the sale of their products and services.

Item 3.02.  Unregistered Sales of Equity Securities.

On June 4, 2013, the Company completed a private placement offering to certain institutional and accredited investors (“Investors”) pursuant to which the Company sold an aggregate of 950,200 shares of the Company’s common stock resulting in gross proceeds of $283,173 to the Company. The Company intends to use proceeds of the offering for working capital and to develop its element detecting technologies. The Company has no material relationship with any of the institutional and accredited investors participating in the private placement offering other than in respect of the Subscription Agreements.

The issuance of the shares of the Company’s common stock to the Investors pursuant to the Subscription Agreements are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (“Commission”) under the Securities Act, as the Shares were sold to accredited investors and were not sold through any general solicitation or advertisement. The shares sold by the Company have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent such registration or an available exemption from registration.

A copy of the subscription agreement is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Section 5.06 - Change in Shell Company Status.

The Company has ceased being a shell company as defined in Rule 12b-2. The Company has hired a new seasoned management team with public market experience, raised significant capital in order to complete benchmark research and development and other technology improvements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger Agreement dated May 31, 2013,
10.1	Assignment and License Agreement dated May 31, 2013
99.1	Subscription Agreement Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLD HILL RESOURCES, INC.

Date: June 5, 2013	By:	/s/ Eric Stoppenhagen
Name: Eric Stoppenhagen
Title: Chief Financial Officer